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                                                                   Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 13, 2001, except for Note 15 as to which the date is February 22, 2001, with respect to the consolidated financial statements and schedule of ClinTrials Research Inc. and subsidiaries included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-85356) and related Prospectus of Inveresk Research Group Inc. for the registration of 13,800,000 shares of its common stock.




                                        /s/ Ernst & Young LLP


                                        ERNST & YOUNG L.L.P.




Raleigh, North Carolina
June 19, 2002